EXHIBIT 99.1     PRESS RELEASE

NORTHEAST PENNSYLVANIA FINANCIAL CORP. 12 E. BROAD STREET, HAZLETON, PA 18201
(570) 459-3700

NEWS RELEASE
------------

FOR IMMEDIATE RELEASE

DATE:       November 17, 1999
CONTACT:    Patrick J. Owens, Jr.
            Treasurer
PHONE:      (570) 459-3722
FAX:        (570) 450-6110

NORTHEAST PENNSYLVANIA FINANCIAL CORP. ANNOUNCES
APPROVAL OF STOCK BUYBACK.

     Hazleton, Pa. . . . . . . E. Lee Beard, President and Chief Executive
Officer of Northeast Pennsylvania Financial Corp. (the "Company") (Amex; NEP), the holding company for First Federal Bank (the "Bank") today announced that the Company has received approval from the Office of Thrift Supervision (OTS) to repurchase 290,034 shares of its common stock. The stock repurchase program was previously approved by the Company's Board of Directors and represents 5% of the Company's 5,800,863 shares outstanding.

     Northeast Pennsylvania Financial Corp. is the holding company for Abstractors, Inc., a wholly-owned title insurance agency, Northeast Pennsylvania Trust Co., and First Federal Bank, which serves greater Northeastern and Central Pennsylvania through thirteen office locations and two loan production offices.

     Statements contained in this news release, which are not historical facts, contain forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risk and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, factors discussed in documents filed by the Company with the Securities and Exchange Commission from time to time.

                                     ###